Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

FLE – Q1 2007 Fleetwood Enterprises, Inc. Earnings Conference Call

Event Date/Time: Sep. 07. 2006 / 10:30AM PT

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CORPORATE PARTICIPANTS

 Kathy Munson

 Fleetwood Enterprises, Inc. – Director, IR

 Elden Smith

 Fleetwood Enterprises, Inc. – President, CEO

 Boyd Plowman

 Fleetwood Enterprises, Inc. – EVP, CFO

 Chris Braun

 Fleetwood Enterprises, Inc. – EVP, RV Group

Andrew Griffiths

Fleetwood Enterprises, Inc. – SVP, Chief Accounting Officer

 Lyle Larkin

 Fleetwood Enterprises, Inc. – VP, Treasurer

CONFERENCE CALL PARTICIPANTS

 Kathryn Thompson

 Avondale Partners – Analyst

 John Diffendal

 BB&T Capital Markets – Analyst

 Greg Badishkanian

 Citigroup – Analyst

 Ian Zaffino

 Oppenheimer & Company – Analyst

 Jay McCanless

 FTN Midwest Security – Analyst

 Paul Nouri

 Sidoti – Analyst

 Barry Vogel

 Barry Vogel & Associates – Analyst

 Tom Donatelli

 Clarinbridge Capital – Analyst

 John Wagner

 Camden Asset Management – Analyst

 Joanie Jensen

 McMahon Securities – Analyst

 Elliot Glazer

DuPasquier & Co. – Analyst

PRESENTATION

Operator

Good morning ladies and gentlemen and welcome to the Fleetwood Enterprises, Inc., first quarter fiscal 2007 financial results conference call. [OPERATOR INSTRUCTIONS] Please note that this conference is being recorded. I will now turn the call over to Ms. Kathy Munson. Ms. Munson, you may begin.

 Kathy Munson – Fleetwood Enterprises, Inc. – Director, IR

Thank you. Hello and welcome to Fleetwood Enterprises’ conference call for the first quarter of fiscal 2007. I am Kathy Munson, Director of Investor Relations. First, we hope that all of you have accessed today’s news release announcing Fleetwood’s results for its first quarter ended July 30, 2006. The Company’s 10-Q was also filed today. This call is being broadcast live over the Internet at streetevents.com and earnings.com and is accessible from our own website, fleetwood.com. A replay of the call will be available at each site shortly after the end of this call and the call is also being taped. If you have any questions about accessing any of this information, please call the Pondel Wilkinson Investor Relations office in California at 310-279-5980 after the conference call.

Please be advised that the statements made by Fleetwood Enterprises in today’s press release and during this conference call that relate to future plans, events or performance are forward-looking statements and are being made against the backdrop of the Safe Harbor rules. These statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions including risk factors identified in the Company’s 10-K and other SEC filings. Actual results, events, and performance may differ materially. Readers and conference call participants are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may result from changing circumstances or unanticipated events.

With that in mind, let’s move on to today’s call with Elden Smith, President and Chief Executive Officer; and Boyd Plowman, Executive Vice President and Chief Financial Officer. The other Fleetwood executives that are available to answer your questions at the conclusion of the introductory comments are Chris Braun, Executive Vice President of the RV Group; Andy Griffiths, Senior Vice President and Chief Accounting Officer; and Lyle Larkin, Vice President and Treasurer. I will now turn the call over to Elden Smith, Fleetwood’s President and CEO. Elden?

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

Thank you, Kathy. Welcome and thanks for joining us today. Fleetwood is a much better, healthier company today than it was one year ago. It would be much more apparent if we had some cooperation from the markets we serve, but I believe Boyd and I can shed some light on the progress that we’ve made. The sluggishness in the motor home and manufactured housing markets continues to encourage us to look for additional ways to improve our processes and cut expenses. We anticipate that such changes will serve us well in the times to come, no matter how our industries behave.

While the decentralization of Fleetwood is largely complete from an organizational standpoint, many of our associates are mastering new jobs and additional components of their jobs and we expect to see increased benefits as we move up the learning curve. At the same time, our search for additional cost savings has led us to push more decision making to lower levels. For instance, just within the past few weeks, we have moved greater responsibility for materials, safety, and some elements of information technology to the various operating divisions. In many cases, this decentralization will lower costs by removing layers of management but, more importantly from our perspective, it empowers employees to make quicker decisions and provide more focused responses based on the needs of our customers.

We held a national dealer meeting in Las Vegas just last week. It has been six years since our last one and it was apparent at that meeting that our RV dealers appreciate how this decentralized structure has resulted in improved products and better dealer relationships. The dealers had several avenues to provide feedback at the meeting and we’re very pleased with their enthusiasm and their support of the direction we are taking the RV Group. This support was further evidenced in the extremely positive response we received from a survey that was sent to each attendee at the close of the meeting.

Our display at the meeting contained 50 Fleetwood recreational vehicles, which allowed the dealers to view our current products featuring the latest in innovative features. Among the products shown, our new value-priced RedLine brand travel trailer, the latest addition to our toy hauler line, garnered a lot of attention. We also received excellent reviews on our new Terra/Fiesta LX motor homes, which participate in the lower end of the price spectrum for Class A gas motor homes but include high-end features like full body paint, pass-through storage, and 22.5” wheels. Other product introductions included the new Regal, Quantum, and Advantage fifth-wheel travel trailers, a redesigned Discovery diesel motor home, and the addition of the full-wall slide option to our high-end American Eagle and Tradition motor homes. The results of these improved product offerings are reflected in higher order backlogs for all three RV divisions. Our motor home backlog is currently at 1,905 units compared to 1,287 at this time last year. The travel trailer division’s backlog is now 4,605 units versus last year’s 3,769 units, which included initial orders for disaster relief efforts. And our folding trailer backlog is 3,236 units compared to 3,021 last year.

Our Housing Group’s backlogs remain lower than last year at 1,257 versus 2,501 units last year. So far this year, the overall manufactured housing industry is down and our market share has been impacted by the factors we’ve mentioned previously, primarily the sale and subsequent downsizing of our former Company-operated retail network and the current lack of orders from some large, national community operators that were very active last year. As a result, we announced to our associates last week that we would be consolidating two of our Tennessee plants into a single operation. While most of our production associates in Lafayette will have the opportunity to move to the Gallatin plant, consolidation will result in a reduction in management and staff.

On the positive side, we are making headway in our channel marketing efforts with Gulf Coast rebuilding opportunities and new military housing. We are expanding our capabilities in modular housing construction, which we anticipate will increase our prospects in much of the Gulf Coast region. Our facilities in that area are capable of building modulars, and a couple are already certified to do so. Now I’m going to turn it over to Boyd to discuss the financials in more detail before I wrap up on the formal presentation of the call. Boyd?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

Thanks, Elden. On July 26, we purchased 1 million shares of the 6% convertible trust preferred securities, representing just under one quarter of the total that were outstanding. These securities were redeemed for $31 per share, or taking into account the accrued and unpaid interest, $30.39 per share. This represents a discount of approximately 39% to their face value of $50 per share. The transaction generated pretax, non-operating income of $18.5 million and will reduce annual interest payments by approximately $3 million. The purchase did utilize a portion of our deferred tax asset, however, resulting in a non-cash deferred tax charge of $3.6 million.

Now let’s talk about the results for the quarter. Our first quarter revenues were off 14.1% compared to last year. About half of the decline can reasonably be attributed to the 13-week quarter versus the 14 weeks in the prior year. Sales for the Housing Group dropped 28.7% while the RV Group sales were down 12.3%. Last year our manufactured housing revenues were bolstered by sales to our Company-operated retail stores, shipments to large community operators, and strong sales in California and Florida, where our market share is above average. This year, we did not benefit from those factors. In the RV Group, improved revenues for travel trailers and folding trailers — up 16 and 18% respectively — could not completely offset slower motor home sales.

Motor home revenues fell 24%, attributed mostly to consumer worries about fuel prices and interest rates. Unfortunately, Fleetwood’s strongest market segments have been hardest hit by these concerns. As Elden mentioned, however, we have strengthened our participation in the high-value entry-level Class A category with the introduction of our new Fiesta and Terra LX products and are very encouraged by the dealer response. We incurred a net loss of approximately $400,000 in the first quarter compared with the loss of 29.6 million in the prior year. This year’s results included the $18.5 million gain and $3.6 million tax charge I just talked about as well as a $1.1 million loss from discontinued operations, while last year’s loss included $12.1 million from discontinued operations and a $10.5 million tax provision related to an increase in our deferred tax asset valuation allowance.

Our operating loss was $8.2 million compared with a loss of almost 900,000 in last year’s first quarter. The primary factors contributing to this year’s increased operating loss were the following:

•                  The impact of the 24% decline in motor home revenues and a 29% decline in housing revenues, traditionally our highest margin operations. These declines, which collectively led to a $28.4 million decrease in gross profit in these areas.

•                  Gross margin fell to 13.8% from 16.2%. Specifically:

•                  competitive conditions in all areas of our business combined with the shift toward lower-margin, lower-priced products adversely affected profitability;

•                  manufactured housing was affected by short work weeks as we kept production balanced with demand in some difficult markets;

•                  our motor home division has higher fixed overhead costs than other divisions and margins were consequently more affected by swings in sales volume; and

•                  travel trailers and motor homes both experienced difficult model year transitions due to part shortages and related labor inefficiencies.

•                  Offsetting the trend somewhat was a much-improved gross margin in folding trailers due to higher sales and improved cost efficiencies.

We did see improvement in several critical areas where we had greater levels of control. Selling expenses and warranty costs were reduced by $6 million in the Housing Group due to reorganization efforts. General and administrative costs were down $5.8 million as a result of lower overheads and a reduction in variable compensation. Over the past 18 months, through restructuring and exiting unprofitable businesses, we have significantly reduced our operating expenses. Subsequent to quarter end, we took additional actions to further align our cost structure with current market conditions. We expect that these actions, along with other plans we intend to implement in the next few months and which are largely unrelated to head count, will reduce SG&A by a little over $20 million in the current year. On an annualized basis, these cost reductions are expected to approximate $40 million.

We used $54.9 million of cash in operating activities in the first quarter compared to an addition to cash of 17.1 million last year. By far the largest part of the difference is the swing in inventories. Last year, we came into the first quarter with excess finished goods inventories and successfully reduced those by $45.3 million. This year, we came into the quarter with unusually low inventories, which were increased by $29.8 million. While we are not uncomfortable with current levels, the inventory total does include a couple of hundred travel trailers that weren’t shipped until after quarter end due to part shortages. The $30 million increase in inventories, the $31 million of cash used in redemption of the 6% securities and a reduction in several current liabilities account for the majority of the $84 million decline in cash balances during the quarter. And now I’ll turn it back to Elden to address our outlook.

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

Thanks, Boyd. Despite current external circumstances, we have confidence in our industries and their potential for growth. We believe that our leadership position and our improved products in both recreational vehicles and manufactured housing provide us with a unique opportunity to participate in that growth. In the meantime, we are carefully evaluating all of our costs and reducing capacity where we think it is prudent. We have reduced staff where it fits into our decentralization strategy and are scrutinizing every expense for its contribution to our success. At the same time, we are making investments in our products and our relationships with our distribution networks that are so critical to our future.

We are structuring Fleetwood as a lean, focused, responsive organization. The upcoming second and third quarters will be seasonally slower than the first, and some of the changes that we have made will not take effect in time to significantly influence our operating margins in the second quarter. I am pleased with the changes we have made and continue to make, and remain confident that they will serve as a solid foundation in our progress toward consistent profitability. That concludes our general remarks about operating results. Operator, please open up the lines for questions.

 QUESTION AND ANSWER

Operator

Thank you. [OPERATOR INSTRUCTIONS] We have Kathryn Thompson on line from Avondale Partners.

 Kathryn Thompson – Avondale Partners – Analyst

Great, thank you. I have three questions I want to focus on. First, on the restructuring side, I know that you talked a little bit about the Tennessee consolidation, but what kind of sense can you give us going into Q2? A, will you be able to do all of your consolidation and restructuring by Q2? And what type of charge or — in building our model out, how should we think about your restructuring going into Q2 and Q3?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

Kathryn, this is Boyd. We can’t precisely tell you exactly when some of the moves will take. They won’t all be completed by the end of Q2. I think you get some sense of it by the roughly $20 million impact that we expect that it will have in this year versus an annualized impact of about 40 million. We do have — the $20 million this year does reflect our estimate of some of the restructuring expenses that will hit this quarter and that will probably be a few million dollars.

 Kathryn Thompson – Avondale Partners – Analyst

And will it be primarily on your manufactured housing side or will there also be some cuts to your motorized segment?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

There are really cuts in basically all facets of our organization, including corporate.

 Kathryn Thompson – Avondale Partners – Analyst

Okay. Moving over to your RV segment, had a pretty sharp increase in your backlogs, which was positive, but how much of that was driven by new products versus demand? Breaking out between folding trailers and travel trailers?

Chris Braun – Fleetwood Enterprises, Inc. – EVP, RV Group

It really is our new products. Did you want to concentrate just on folding trailers and travel trailers?

 Kathryn Thompson – Avondale Partners – Analyst

Well, you can cover all the bases, but that was where the bulk of the increase was.

Chris Braun – Fleetwood Enterprises, Inc. – EVP, RV Group

Yes. Well, we had a nice increase in motor homes. If you looked at current backlog today versus last year, motor home backlog is up too, and we do attribute that to — on the motor home side, we have came out with our with our new Terra and Fiesta LX product. It’s, as Elden mentioned it has got some high-end features at a lower price point for the Class A gas motor homes. That’s helped a lot. Our Discovery motor home has just been redesigned. That’s a diesel product that has been well-received by the dealers and then on the travel trailer side, we’ve gotten a real good lift from our toy hauler products, our RedLine which is our recent value-priced toy hauler and also our Nitrous product which was introduced more in the spring of the year and that’s our lightweight addition to our GearBox line. On the folding trailer side, we’ve really listened to our dealers over the last year plus, and we’ve got a lot of features in that product that they’ve been asking for, and that’s contributed to the pickup in the backlogs there as well.

Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

Kathryn, I think we can look at it and say now that all of our 2007 products are in the marketplace or they’ve been introduced, and if they haven’t actually been produced yet soon will be. And a significant portion of the order of backlog improvement is a reflection of the stronger 2007 product.

 Kathryn Thompson – Avondale Partners – Analyst

Great. Just my final question and I’ll get back in the queue is I’ve been hearing on the fringes that there’s been an increase in discounting at the RV dealer level with certain manufacturers. Are you discounting any of your older products? And any comments on just the discounting environment in general would be helpful.

Chris Braun – Fleetwood Enterprises, Inc. – EVP, RV Group

As far as discounting goes, we are not any more aggressive in discounting today as we have been in the past. The discounts that we do have are on ’06 product, not on our current ’07 product. But it’s not any more aggressive than what we have done in the past. As far as the competitive environment, it really varies from manufacturer to manufacturer and I’d hesitate to comment too much on that.

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

I think there is a little more discounting taking place. All of the things that our RV Group are using are basically pull-through programs that aid our dealers in moving aged inventory so that we can get more current inventory out there. But as Chris points out, it’s no greater than what we’ve seen in past periods.

 Kathryn Thompson – Avondale Partners – Analyst

Okay, great. Thank you very much.

Operator

John Diffendal, BB&T Capital Markets.

 John Diffendal – BB&T Capital Markets – Analyst

Good afternoon. I wonder, you — in the quarter — I’m trying to understand a little bit better the dynamics going on in the travel trailer loss. I think earlier you indicated that you did have this issue about parts availability and some of it held back. Of the $10 million loss, is there any way to quantify how much — where did it actually spring from? Because your sales were higher. Is there a way to quantify how much of it related to that issue and what other issues were there?

Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

It’s difficult, John, and I will throw out a number or a range, but it really is an estimate, because it was a combination of some labor that we can certainly identify that went into the late incorporation of parts that were short, but it also affected labor efficiencies in other ways and to some degree impacted revenues. But it was certainly a minority of the loss, I suspect no greater than 3 million.

 John Diffendal – BB&T Capital Markets – Analyst

3 million being the parts availability issue?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

Yes, that would be the maximum that it would be, I would think.

Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

There’s also the component of less — or more inefficiencies involved in the introduction of significantly different products from what the plants had been producing previously. That’s a little more difficult to nail down. But at the same time, we are pricing aggressively to be more competitive in the marketplace.

John Diffendal – BB&T Capital Markets – Analyst

Right, thank you. You did — I’m trying to pick it out here, but in your actual release sort of implied that it was also — you’re seeing a toughening environment within the travel trailer space. Kathryn asked a question about discounting, but how do you view the divergence between wholesale shipments and travel trailers in the lower retail number? Just give us a sense of what you think dealer inventories are doing out there in that area.

 Chris Braun – Fleetwood Enterprises, Inc. – EVP, RV Group

This is Chris, John. We’re kind of right, I’d say, on the verge of maybe a shift in the travel trailer demand. We’ve seen, as you’re aware, we’ve seen high demand for travel trailers through the first half of the year and we’ve begun to see some softening at the retail end and we’ll just play that by ear. We don’t plan to go out with any aggressive discounting programs as a result of that and we’ll continue to keep a close eye on our inventories, our finished goods inventories and adjust build rates accordingly. But I think the next few weeks will tell more as to where that market is headed.

 John Diffendal – BB&T Capital Markets – Analyst

Right. You indicated that you’re consolidating two plants in Tennessee. Your utilization rate was still in the low 40s and certainly the July MH shipment number was not great. Some of your competitors have also been adjusting capacity, and, especially given the weakness in the California market and some of the markets you’ve been strong in, like, Florida as well, is it likely we’ll see additional plant closings? And maybe just talk about how you view that, the numbers we’re seeing now.

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

We will continue to evaluate it region by region. We have seen some improvement in our order rate recently and that’s encouraging. But just as we demonstrated in Tennessee, if we find on a regional basis that we need to make additional capacity adjustments, we would do that.

 John Diffendal – BB&T Capital Markets – Analyst

Great. Thank you very much.

Operator

Our next question comes from Greg Badishkanian with Citigroup.

 Greg Badishkanian – Citigroup – Analyst

Great, thank you. Greg Badishkanian here. Maybe your thoughts looking out over the next 12, 18 months. 18 months ago, we saw a slowdown in the motor homes. When would you expect that to turn around at — from the industry level?

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

If you can give us a feel for where interest rates, fuel prices, and consumer confidence are going, I can probably do that with a little greater confidence myself. Basically it’s going to depend on those factors. As I indicated in my presentation, we expect the seasonally slow period the next quarter — the next two quarters really — to be fairly challenging. And I think the first opportunity we’ll really have to see whether we’re going to have the wind behind us once again will be probably the spring of next year, and I think that applies to the whole industry.

 Greg Badishkanian – Citigroup – Analyst

That would assume constant gas prices, et cetera? Interest rates….

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

That’s correct. All the factors I mentioned before.

 Greg Badishkanian – Citigroup – Analyst

Good, okay. So it’s a wait and see. But you still view the longer-term trends and the demographics, et cetera, as fueling it longer term over the next several years, I assume?

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

Very definitely. Everybody is aware, I believe, of the strong demographic trends behind the RV industry. I don’t think there’s any doubt about the need for affordable housing for the manufactured housing portion of our business. We have seen these kinds of markets a number of times in the past 25, 30 years. Each time we come out of them stronger than before and I believe that this one is no different.

 Greg Badishkanian – Citigroup – Analyst

Great. And just a follow-up on your comment in one of the answers. You had mentioned that there’s a little bit more discounting for the RV Group, but it’s more pull through. So I’m assuming you’re saying deals for consumers to actually buy the product — so would that be offsetting maybe a little bit less discounting in terms of selling into the dealers, or how is that all — how is that looking?

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

We’re talking about, I believe — and Chris can jump in here too — this is pull through for the dealer. We offer the dealer an incentive to move aged merchandise. Whether he chooses to pass that on to the customer or incent his own sales staff or keep it himself is really up to him. So we aren’t running any retail programs that I’m aware of.

 Greg Badishkanian – Citigroup – Analyst

And is that about the same or a little more than last year at this time?

 Chris Braun – Fleetwood Enterprises, Inc. – EVP, RV Group

Yes, it really is. This is Chris. If anything, it’s about the same or maybe even a little bit less than last year.

 Greg Badishkanian – Citigroup – Analyst

Okay.

 Chris Braun – Fleetwood Enterprises, Inc. – EVP, RV Group

As Elden mentioned, we don’t feel the need right now to have to discount our current ’07 product. We’re just looking where we may have higher-than-normal levels of some models in dealer inventory, then we’ll apply some money towards that to move it.

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

And usually, by the way, that is tied to an expectation that the dealer will replace that unit in his inventory with a new product.

 Greg Badishkanian – Citigroup – Analyst

Okay. But you — everyone discounts to get rid of the old products, so you did that last year and it’s not any different this year than it was last year in terms of getting rid of your model year from the previous year, right?

 Chris Braun – Fleetwood Enterprises, Inc. – EVP, RV Group

That’s correct.

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

Chris mentioned before, we’re very comfortable that we have our production rates and our ship and sales rates well aligned so we don’t anticipate any pressure to move finished goods inventory. And that generally is the time when a manufacturer finds himself in trouble and has to do a significant amount of discounting. We don’t anticipate that’s going to be the case for us. It may be the case for a few of our competitors, but I don’t see it as being the widespread problem we had a year ago.

 Greg Badishkanian – Citigroup – Analyst

So maybe a little bit better than last year.

Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

Yes.

Greg Badishkanian – Citigroup – Analyst

Okay, that’s very helpful. Thank you.

Operator

Our next question comes from Ian Zaffino with Oppenheimer & Company.

 Ian Zaffino – Oppenheimer & Company – Analyst

Good afternoon.

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

Good afternoon, Ian.

 Ian Zaffino – Oppenheimer & Company – Analyst

A couple questions here. The first one would be, on the cost-cutting, you mentioned this 40 million. That’s excluding head count, did I get that right?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

No. The actions that we’ve recently taken, a good part of those included head count reductions. The actions that we expect to take in the next few months are for the most part not head-count related, but the 40 million includes all of those actions — that’s 40 million annualized — both the ones that we’ve recently taken and the ones that we expect to implement over the next few months.

 Ian Zaffino – Oppenheimer & Company – Analyst

So the 33.1 million you refer to in the press release, that is — how does that float with the 40 you’re talking about?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

33.1 was prior year, this is in addition to prior year cuts.

 Ian Zaffino – Oppenheimer & Company – Analyst

Okay. That’s helpful. And then, do you guys know how much — I don’t know if you break this out, how much California and Florida, your sales in those regions were down?

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

I don’t have those states specifically, but let me see here. If we look at the industry — they just gave me a number here. The industry in Florida looks to be down about 28%. We would be down somewhat more than that and in California, industry down about 15% and there, again, I think we’re down a little bit more.

 Ian Zaffino – Oppenheimer & Company – Analyst

All right, great. Thank you very much.

Operator

Our next question comes from Jay McCanless with FTN Midwest Securities.

 Jay McCanless – FTN Midwest Security – Analyst

Hey, good afternoon, everybody.

Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

How are you?

Jay McCanless – FTN Midwest Security – Analyst

Good. I wanted to ask you — in the release, you discussed how you’re pursuing nontraditional business and looks like going into more modular business and also into some commercial projects for the government. Could you elaborate on those?

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

A little bit. We have had for just about a year now a fairly active, what we call channel sales group and this is a group that is out there looking for something other than traditional HUD or modular housing business. And we feel that much of the housing sales into the Gulf Coast region are probably going to be through builder developers and be of a modular nature as opposed to HUD. So this group has been aggressively approaching that market. In addition to that, with the consolidation of military bases there and the need for modernization of military housing, there has been a significant — or an indication that there’s going to be a significant amount of business there. And so we are actively pursuing both and feel that we’re going to do quite well.

 Jay McCanless – FTN Midwest Security – Analyst

All right. To focus on the military for a second, is that more infill housing, or is it going to be larger structures such as barracks?

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

It will be some of both.

 Jay McCanless – FTN Midwest Security – Analyst

Okay. I wanted to ask on the part shortages for the travel trailers that we saw this past quarter, are we going to see any effect from those this quarter or has that situation been resolved?

 Chris Braun – Fleetwood Enterprises, Inc. – EVP, RV Group

This is Chris and that situation has been resolved for a few weeks now.

 Jay McCanless – FTN Midwest Security – Analyst

Okay, great. Thank you.

Operator

Our next question comes from Paul Nouri with Sidoti.

 Paul Nouri – Sidoti – Analyst

Good afternoon. Looking at the financing for the manufactured homes and going through either the press release or the 10-Q, it had — it had mentioned that the financing was opening up a little bit. Can you expand on that, whether it’s opening up to a lower FICO score, or just within the FICO score it currently serves it’s opening up?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

Yes, this is Boyd, Paul. If I’m identifying correctly the comment, I think it is in our 10-Q and it’s a fairly soft comment that it stabilized and perhaps may even be improving. And the improvement that we’re seeing is very fragmented. The Berkshire Hathaway companies, both Vanderbilt and 21st Mortgage, are doing a lot of business and 21st Mortgage is growing volume quite rapidly. But except for that, most of the improvement that we’re seeing, and some of it is a little bit deeper buying, but some of it is just reentries or new entries of small regional banks and S&Ls.

Paul Nouri – Sidoti – Analyst

Okay.

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

Not a lot of deepening in terms of FICO scores.

 Paul Nouri – Sidoti – Analyst

And besides the Gulf Coast, are there any regional — any good regions for manufactured housing in the past couple of months or pretty much the same?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

On an absolute basis, some of the markets that we’ve talked about being off year-over-year are still healthier than much of the country because they’ve bounced back earlier, but the Gulf Coast is really the major area that’s showing significant year-over-year improvements.

 Paul Nouri – Sidoti – Analyst

Okay, well, thanks.

Operator

Our next question comes from Barry Vogel from Barry Vogel & Associates.

 Barry Vogel – Barry Vogel & Associates – Analyst

Good morning or good afternoon. Elden, I have a question, a fundamental question about manufactured housing. It’s apparent by the statistics that we keep on seeing that the industry is still in a terrific depression, the longest depression we’ve seen at least in the last 35, 40 years, and you’ve had some doozies. Where are you philosophically right now as far as utilizing your plans for HUD code versus modular and do you have any plans to move more aggressively towards modular because it’s apparent in looking at the statistics for whatever the reason, whether it’s lack of financing, lack of these people who used to buy single wides, not having jobs. I don’t know what the situation is, all I know is I look at the numbers and they’re terrible. So could you please elaborate on where you are today with modular housing and what your plans are in the future?

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

Okay, I can do that. We have some operations right now — I believe it’s four or five that are currently certified to produce modular homes. Virtually all of our facilities are capable of producing modular homes; there’s nothing structurally that would keep most of them from being able to do that. As you know, the modular market at this point is still very, very regional. It goes much state by state and tends to be a little bit more in the northeast or colder states with the exception of what appears to be developing in the Gulf Coast. We are pursuing, watching that market, experimenting, exploring a variety of ways to approach it and have a great deal of confidence that that is an opportunity or a source of potential growth for our manufactured housing group.

 Barry Vogel – Barry Vogel & Associates – Analyst

Okay. I want to switch to RVs again. I think you’ve been in your new position for what, about three years?

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

In my new position, about 18 months.

 Barry Vogel – Barry Vogel & Associates – Analyst

Okay 18 months, which I know is a short time, but it’s a little disconcerting for me since you’ve been there for 18 months that you continue to have in the RV area what you call difficult model year changes and very, very significant losses on a dollar basis, and this is despite the fact that you did have some improvement in revenues, in travel trailers in this quarter and so what I’m wondering is, why is that continuing?

Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

Okay. If you want to give me credit for this one, that’s fine. This is my first model changeover, by the way, and probably the most significant model changeover this RV Group has seen in many, many years in that we turned upside down almost every product line that we had, and changed the focus significantly to one of listening to our sales organization and our dealer organization in determining what we were going to produce. In addition to that, we went from a centralized product development organization, which had been put in place prior to my getting here, to a decentralized organization — are you still there, Barry?

 Barry Vogel – Barry Vogel & Associates – Analyst

Absolutely.

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

I lost a little bit of the echo you had. We went from a centralized product development organization a little over a year ago to a decentralized product development organization, which focuses on folding trailers specifically, travel trailers specifically, and motor homes specifically. I talked about the learning curve that many people have in taking on new responsibilities. I think they’ve done an outstanding job with this. If there was any error in the model changeover this year, it was the enthusiasm to get the new product into the market too quickly, and putting out the prints and builds and materials somewhat before the plant and the suppliers were ready to handle it. Believe me, product not only will be better in future years, but our implementation and introduction of those products will also be far more effective and less costly.

 Barry Vogel – Barry Vogel & Associates – Analyst

Now, if this is successful, when is the earliest you would see the results in terms of market share gains retail in your opinion?

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

I think in the next six months we’ll start to see moves in market share. You know, there’s quite a lag by the time you get new product into the marketplace. The dealers put it into inventory and then it shows up through the DMV registrations on a local level. Looking at it the way we track it, we track internally our shipments relative to the shipments reported by RVIA, which is only our measure against the total industry. We are already seeing increases in our shipment market share relative to what RVIA is reporting as shipments for the industry. So I believe that there are encouraging signs out there from that standpoint. We are also seeing some solid increases in our dealer inventories and this isn’t increases because product isn’t selling, it’s increases because tracking it dealer by dealer, we are starting to get greater shelf space on many of our dealers’ lots. That will certainly help as you look at turn on inventory — our new products we know are turning better because we track every one of them as they go out on each dealer’s lot to see how quickly they sell and what their turn is. So internally, I’m confident that our RV Group is seeing some of the more positive signs of future market share growth.

 Barry Vogel – Barry Vogel & Associates – Analyst

Now, I have a question for Chris Braun. You talked about the ’06 motor home inventory on Fleetwood’s dealer lots. Do you have some idea of the number of ’06 models — these are motorized now — that you had at the end of July of ’05 versus what you had at the end of July ’06?

 Chris Braun – Fleetwood Enterprises, Inc. – EVP, RV Group

Yes, I have got a schedule on that, Barry. Let me pull that real quick.

Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

Barry, how about if we get back to you on that one?

 Barry Vogel – Barry Vogel & Associates – Analyst

 That’s fine.

Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

We can dig out the numbers and give you exactly where we are relative to inventory. What you’ll find is, as I recall in looking at it, our inventories were about equal to — dealer inventories were about equal to last year. But our aged inventory is in better position this year than it was last year.

 Barry Vogel – Barry Vogel & Associates – Analyst

Okay. I have one more question. This is for Boyd. That $40 million number that you’ve mentioned a few times, is this permanent yearly savings? That’s the question.

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

Yes.

 Barry Vogel – Barry Vogel & Associates – Analyst

So for fiscal ’08, going to the end of April of ’07, for fiscal ’08, if you had the same amount of business, same mix, everything the same, you would earn $40 million more than you would earn in fiscal ’07 because of this annualized 40 million in savings?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

Yes, and that’s assuming not capitalizing on other opportunities.

 Barry Vogel – Barry Vogel & Associates – Analyst

I understand that.

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

In the warranty area, the labor area, the material cost area.

 Barry Vogel – Barry Vogel & Associates – Analyst

Now is that going to be broken up — how would that be broken up between housing and RV?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

I don’t have the precise breakdown on that, Barry. I think until we accomplish it and we’ve got the plans well in place, that some of them will not be implemented for a few months, so until we get there, I don’t think we’re prepared to talk in that much detail.

 Barry Vogel – Barry Vogel & Associates – Analyst

So if your industries have any kind of a turnaround fundamentally and all these things you’re doing work out, in fiscal ‘08 you’re going to earn some decent money.

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

We would hope.

 Barry Vogel – Barry Vogel & Associates – Analyst

Thank you very much.

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

You bet.

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

Thank you.

Operator

Our next question comes from Tom Donatelli with Clarinbridge Capital.

 Tom Donatelli – Clarinbridge Capital – Analyst

Elden, would you just kind of talk about the dynamics you’re seeing in the housing side with respect to dealer repos and the rate at which that side of the business has either been going up, been going down, been going stable and to what extent does that kind of reflect a better or worse overall supply/demand picture for the housing?

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

I don’t believe that we’re seeing any increase in the number of dealer repos. If anything, it’s stabilized or going down some. I don’t know if you’re talking at the retail level, I take it?

 Tom Donatelli – Clarinbridge Capital – Analyst

Yes.

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

I think the strengths and weaknesses are where we’ve always seen them, or where we’ve seen them during recent years. The markets that are stronger, Florida and California certainly, purged most of their repos quite some time ago. The rest of the states and areas have been chipping away at it. I would say there’s probably little or none left in the Gulf Coast region. Much of those were picked up as emergency shelter last year. I would say the picture is more positive from a repossession standpoint.

 Tom Donatelli – Clarinbridge Capital – Analyst

Right. So what I’m getting at here is if that’s the case and we don’t want to be quixotic or overly optimistic, but shouldn’t that on balance, at least at the margin, be a relative positive for the overall demand picture, admittedly in a very tough environment?

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

Kind of depends on the area of the country, again, that you’re in because the available capacity on the part of all the manufacturers there tends to make it more competitive if there’s a lot of excess capacity.

 Tom Donatelli – Clarinbridge Capital – Analyst

Right.

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

I think in general, you’re right in that another positive to the purging of that inventory is that it makes the economics of a lender look better, because even a lender who’s doing a good job is going to get a foreclosure or repossession. And to the degree that you’ve still got excess repossessions in the market, his loss severity goes up. So as lender economics improve, presumably the financing picture will too.

 Tom Donatelli – Clarinbridge Capital – Analyst

Right, that — well, you answered my next question. Thanks a lot, guys.

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

Thank you.

Operator

We have Elliot Glazer on line from DuPasquier & Co.

 Elliot Glazer – DuPasquier & Co. – Analyst

Elden, it has been speculated in the financial press that one of the reasons Fleetwood is a bargain at this low stock price is that other companies have purchased manufactured housing divisions smaller than yours for as much as the current capitalization of Fleetwood combined. If there was an offer for the manufactured housing division, would you consider it or would you dismiss it out of hand regardless of price?

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

No, we would have to consider it and consider it in light of what we felt the future potential was, as well as the current performance of our manufactured housing group.

 Elliot Glazer Analyst

Thank you.

Operator

We have John Diffendal on line with BB&T Capital Markets.

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

John?

Operator

Mr. Diffendal, please state your question.

 John Diffendal – BB&T Capital Markets – Analyst

Yes, I’m here. Just trying to find my notes here a second. One second. Come back to me, operator, if you don’t mind. Do one more question and I’ll come right back.

Operator

[OPERATOR INSTRUCTIONS] One moment. We have John Wagner on line with Camden Asset Management.

 John Wagner – Camden Asset Management – Analyst

I have two quick questions. I noticed your last purchase in your own capital structure was to purchase the preferred converts and previous to that, you actually sold equity. Should we infer some sort of notion on where you guys think relative value in your capital structure is? And then finally, do you guys plan any more repurchases of converts?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

John, this is Boyd. I wouldn’t infer too much. Those transactions were many months apart and the valuations of each of the securities were at significantly different levels in those months, so I wouldn’t infer too much from it. And with regard to any potential additional purchases of the securities that we recently purchased, we don’t have any current plan to do it and if we did, we couldn’t disclose it to you — or wouldn’t disclose it to you.

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

I think we’ve said in the past, John, and we’ve pretty well illustrated it by what we’ve done, we will be opportunistic as we have the resources and as Boyd points out, it looks like it’s a good deal to do one or the other.

 John Wagner – Camden Asset Management – Analyst

You can certainly understand from the point of view of people that participated in the secondary, to see you guys out buying 9% fixed income paper, subordinated fixed income paper, with your stock at 6 or 7, somewhat frustrating.

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

I understand, John, and we looked at all alternatives — we have three outstanding public securities, the 6%, the 5%, and our equity and we look at all those alternatives, as I think you know.

 John Wagner – Camden Asset Management – Analyst

I understand. But — okay, I mean, it just is what it is. Just out of curiosity, what is the rate on your bank loan at the moment?

Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

What little we have — it’s LIBOR-based and what little we have is — it’s about 8.5.

 John Wagner – Camden Asset Management – Analyst

So you’ve picked up 50 basis points over the preferreds?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

Well, since we bought it with cash rather than utilizing the bank line that really isn’t the comparison.

 Andrew Griffiths – Fleetwood Enterprises, Inc. – SVP, Chief Accounting Officer

 Plus, John, the preferreds were 6%. I think you’re thinking of the 9%—.

 John Wagner – Camden Asset Management – Analyst

 No, I’m thinking of the yield 9% to maturity, the 30-year securities.

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

 He’s looking at economics, not book.

 Andrew Griffiths – Fleetwood Enterprises, Inc. – SVP, Chief Accounting Officer

 Okay.

 John Wagner – Camden Asset Management – Analyst

Okay. Well, thank you.

Operator

We have John Diffendal on line from BB&T Capital Markets.

 John Diffendal – BB&T Capital Markets – Analyst

I got my papers here. Looking at the — as you mentioned, you had about a $30 million increase in inventories, do you think that that — does that wind back down — should we expect a working capital sort of reversal of what we saw happen in this quarter when we get to the October quarter? Does some of that roll back off into cash? Or is that a permanent inventory number — or not permanent, but certainly going into the winter?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

John, this is Boyd. Our inventory levels at fiscal year-end were extremely low, both in finished goods and in motor home chassis, which is another big dollar item. So a rise from that was totally expected. We probably did have a bit more inventory at the end of July than — well, certainly, we had a couple hundred more travel trailers than we anticipated having and the October quarter is a quarter going into winter where we want to be fairly flexible, so there could be some decrease. But we’re probably closer to normal at the end of July than we were at the end of April.

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

And I think you can anticipate that in the end of the January quarter, we would have some more additional inventory, just to hold production rates and anticipating the season next spring.

 John Diffendal – BB&T Capital Markets – Analyst

Thanks.

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

But we’ll temper that with what the market situation is.

 John Diffendal – BB&T Capital Markets – Analyst

Boyd, I think I heard you say that the difference in the shorter length of the quarter by a week had an impact on the sales number. Is there a way for you to say that — did that in terms of actually profits or to the bottom line — that have an impact that could be quantified?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

I think the way to guesstimate it, at least, John, is that one week added — which we had a year ago, a week added to 13 weeks is a 7 or 8% incremental revenue number and so compared to a year ago, we in essence had that much extra revenue essentially packed in to the same overhead structure. The prime costs, obviously, would grow in those 14 weeks along with revenues, but the overheads would be the same — or essentially the same — as they would have been for 13 weeks.

 John Diffendal – BB&T Capital Markets – Analyst

Okay, good. And in the release, you indicate that in the October quarter that the restructuring cost of the moves you made at the end of last month would offset the cost savings — are you saying they will be roughly equivalent? I think you said earlier maybe a few million dollars of restructuring costs, so I’m looking towards that 20 and 40. It sounds like some of the other new things you expect. Do you expect some of those new things to also fall into the second quarter, which would more than offset the restructuring cost?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

Yes, I don’t think we’re prepared to be a lot more precise than we’ve been, but we certainly do have some other — I would expect that most of the plans that we’ve got underway would be implemented by the beginning of the new year and that most of the head count-related actions are already behind us and took place a couple weeks ago.

 John Diffendal – BB&T Capital Markets – Analyst

So kind of just more on the other side of the October quarter, in other words?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

Yes.

 John Diffendal – BB&T Capital Markets – Analyst

And then lastly. Elden, you mentioned you think you’ve picked up shelf space, which is great. And obviously, you’ve lost the most — I guess the most — shelf space probably on the travel trailer side. Is that where you’re picking up the most shelf space, or how can you — maybe give us a little more color on that?

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

That’s the area where we’ve seen the greatest inventory increase, yes, but I think it’s working both in motor homes, trailers, and folding trailers. All three groups are doing better.

Operator

Our next question comes from Joanie Jensen with McMahon Securities.

 Joanie Jensen – McMahon Securities – Analyst

Hi. Going back to the preferreds, first off, what is the current principal balance on the 6% trust preferreds?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

It’s roughly $150 million.

 Joanie Jensen – McMahon Securities – Analyst

Okay. And from what I understand, looking at your Q, you had a $50 million carve-out from your bank group to do repurchases of converts and you used, what, roughly 31 or 32 million of it?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

Well, we gained permission from our bank group to utilize that much. We actually did not utilize the line. We simply—.

 Joanie Jensen – McMahon Securities – Analyst

No, I understand, it was a carveout, right?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

Well, it was a consent.

 Joanie Jensen – McMahon Securities – Analyst

Yes.

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

And you’re correct, we used 31 million of permission to go up to 50.

 Joanie Jensen – McMahon Securities – Analyst

And so you could do another 19 and if you wanted to do any more beyond that, you would need to again get a consent from your bank group?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

That’s correct.

 Joanie Jensen – McMahon Securities – Analyst

Okay. What is your outstanding balance on your term loan and your revolver right now?

 Boyd Plowman – Fleetwood Enterprises, Inc. – EVP, CFO

Lyle, you’ve probably got an up-to-date number on the revolver?

 Lyle Larkin – Fleetwood Enterprises, Inc. – VP, Treasurer

The term loan today is close to what it was at the July quarter end, right at about $19 million. And our revolver as of today is just over $2 million.

 Joanie Jensen – McMahon Securities – Analyst

2 million?

 Lyle Larkin – Fleetwood Enterprises, Inc. – VP, Treasurer

Yes.

 Joanie Jensen – McMahon Securities – Analyst

Okay. Thank you.

Operator

[OPERATOR INSTRUCTIONS] At this time, I am showing no further questions.

 Elden Smith – Fleetwood Enterprises, Inc. – President, CEO

Okay. I want to thank everybody for participating in the call and we look forward to the call next quarter. Thank you very much.

Operator

Thank you, ladies and gentlemen. This concludes today’s conference. Thank you for participating; you may now disconnect.

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